UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 2, 2026, Select Medical Holdings Corporation (the “Company” or “Select Medical”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stallion Intermediate Corporation, a Delaware corporation (“Parent”), and Stallion MergerSub Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides, among other things and on the terms and subject to the conditions of the Merger Agreement, that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (“Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Shares”), issued and outstanding immediately prior to the Effective Time (other than Rollover Shares (as defined in the Merger Agreement), Company Shares owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the Effective Time or Company Shares for which appraisal rights have been demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware), will be converted into the right to receive $16.50 per share in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each Company Share that is subject to forfeiture conditions (each, a “Company Restricted Share”) will, except in the case of any Company Restricted Shares that are Rollover Shares, vest in full and shall be treated the same as all other Company Shares.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), comprised of disinterested and independent members of the Board, unanimously (a) determined that the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders (other than the Rollover Holders (as defined in the Merger Agreement) and their affiliates and Company stockholders that are affiliated with Parent) (the “Unaffiliated Company Stockholders”) , and (b) recommended that the Board adopt resolutions declaring that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, adopting and approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and recommending that the stockholders of the Company vote their shares in favor of adopting the Merger Agreement at a special meeting of the stockholders of the Company.

Thereafter, the disinterested members of the Board, upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders (including the Unaffiliated Company Stockholders), (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Shares entitled to vote thereon, (b) the approval of the Merger Agreement by a majority of the votes cast by the holders of Company Shares excluding any Company Shares beneficially owned by Parent, Merger Sub, the Rollover Holders (as defined in the Merger Agreement) and their respective affiliates, “associates” or members of their respective “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act), (c) the absence of any order or other action that is in effect (whether temporary, preliminary or permanent) by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Merger or applicable law that is in effect that makes consummation of the Merger illegal or otherwise prohibited and (d) receipt of certain regulatory approvals, including certain healthcare regulatory approvals and the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. In addition, Parent and Merger Sub’s obligation to consummate the Merger is conditioned upon there not having occurred a Company Material Adverse Effect (as defined in the Merger Agreement).

If the Merger is consummated, the Company Shares will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the closing of the Merger does not occur on or before December 1, 2026 (the “Outside Date”) (subject to an automatic extension until March 1, 2027 under certain circumstances), (b) if any order prohibiting the Merger has become final and non-appealable, (c) if the Requisite Company Stockholder Approvals (as defined in the Merger Agreement) have not been obtained following the meeting of the Company’s stockholders for purposes of obtaining such Requisite Company Stockholder Approvals, and (d) subject to certain conditions, (i) by Parent, prior to the Effective Time, if (x) a Change of Company Recommendation (as defined in the Merger Agreement) shall have occurred or (y) the Company has breached any representation, warranty, covenant or agreement made under the Merger Agreement and such breach or condition is not curable, or, if curable, is not cured within the earlier of thirty days after written notice thereof is given by Parent to the Company and one business day before the Outside Date, or (ii) by the Company, prior to the Effective Time, if (x) subject to compliance with the terms of the Merger Agreement, the Company determines to terminate the Merger Agreement to enter into a definitive agreement providing for a Company Superior Proposal (as defined in the Merger Agreement) or (y) Parent or Merger Sub has breached any representation, warranty, covenant, or agreement made under the Merger Agreement and such breach or condition is not curable, or if curable, is not cured within the earlier of thirty days after written notice thereof is given by Parent to the Company and one business day before the Outside Date. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $66,504,813 in cash upon termination of the Merger Agreement in certain circumstances, including, among others, termination by the Company in the event that the Board determines to enter into a definitive agreement providing for a Company Superior Proposal. Parent is required to pay the Company a termination fee of $133,009,627 in cash upon termination of the Merger Agreement if Parent fails to timely close the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to close the Merger. The Merger Agreement also provides that, in certain circumstances, each party may seek to compel the other parties to specifically perform their obligations under the Merger Agreement.

Equity Commitment Letter and Debt Commitment Letter

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by WCAS XIV, L.P. (in such capacity, the “Equity Investor”), on the terms and subject to the conditions set forth in an equity commitment letter provided by the Equity Investor, and debt financing to be provided by certain lenders, on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions. The Merger Agreement does not contain any financing condition.

Limited Guaranty

The Equity Investor (in such capacity, the “Guarantor”) has entered into a limited guaranty with the Company (the “Limited Guaranty”), pursuant to which the Guarantor has guaranteed certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the Parent Termination Fee that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guaranty.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, and maintaining existing business relationships and goodwill and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company and Parent also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the effective time of the Merger, the Company will be subject to certain restrictions on its ability to solicit certain alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding certain alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent and Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company makes or will make with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Reports on Form 10-K of the Company.

Item 7.01 Regulation FD Disclosure.

On March 2, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Select Medical by Parent. In connection with the proposed transaction, Select Medical intends to file relevant materials with the SEC, including Select Medical’s proxy statement on Schedule 14A in preliminary and definitive form for its special meeting of stockholders to approve the proposed transaction, and may file or furnish other documents with the SEC regarding the proposed transaction from time to time. In addition, Select Medical and certain affiliates of Select Medical intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF SELECT MEDICAL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SELECT MEDICAL’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to Select Medical’s stockholders. Investors and stockholders are or will be able to obtain the documents (if and when available) filed with the SEC free of charge either from the SEC’s website at www.sec.gov, or from Select Medical’s Investor Relations webpage at https://www.selectmedical.com/investor-relations/.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Participants in the Solicitation

Select Medical and its directors, executive officers and other members of management and employees, including the Rollover Holders, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of Select Medical in favor of the proposed transaction. Information about Select Medical’s directors and executive officers is set forth in Select Medical’s Preliminary Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on February 20, 2026 (the “2026 Proxy Statement”). To the extent holdings of the Select Medical’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of Select Medical’s participants in the solicitation, which may, in some cases, be different than those of Select Medical’s stockholders generally, will be set forth in Select Medical’s proxy statement relating to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Holdings’ plans, goals, intentions, strategies, financial outlook, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Select Medical’s control. Forward-looking statements are not guarantees of future performance and you should not place undue reliance on Select Medical’s forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause Select Medical’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed Merger will be consummated, and there are a number of risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including, without limitation: (1) the inability to consummate the proposed Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the required stockholder approval to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the proposed Merger, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the proposed Merger; (2) the risk that the Merger may be terminated in circumstances requiring Select Medical to pay a termination fee; (3) the risk that the proposed Merger disrupts Select Medical’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed Merger on the ability of Select Medical to retain and hire key personnel and maintain relationships with those with whom it does business; (5) the effect of the announcement or pendency of the proposed Merger on Select Medical’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed Merger; (7) the risk that Select Medical’s stock price may decline significantly if the proposed Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed Merger and instituted against Select Medical and/or their respective directors, executive officers or other related persons; (9) other risks that could affect Select Medical’s business, financial condition or results of operations, including those set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent filings; and (10) other risks to the consummation of the proposed Merger. Additional information concerning these and other factors can be found in Select Medical’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Select Medical’s most recent annual report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made. Select Medical does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 - Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 2 2026, by and among Select Medical Holdings Corporation, Parent and Merger Sub.*
99.1	Press Release of Select Medical Holdings Corporation issued on March 2, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: March 3, 2026	By:	/s/ John F. Duggan
John F. Duggan
Executive Vice President, General Counsel and Secretary